SILVER BAY REALTY TRUST CORP.
REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

NEW YORK, November 2, 2016 - Silver Bay Realty Trust Corp. (NYSE: SBY) (the “Company” or “Silver Bay”), a single-family rental real estate investment trust ("REIT"), today announced its operating and financial results for the quarter ended September 30, 2016.

Highlights

▪	Recorded total revenue of $31.6 million, a 3% year-over-year increase for the third quarter of 2016, notwithstanding a decrease of 237 properties in the aggregate portfolio

▪	Increased aggregate occupancy rate to 96.8% on a portfolio of 8,837 single-family properties compared to 94.9% for the third quarter of 2015

▪	Achieved rental increases of 9.1% on re-leases and 3.6% on renewals for the third quarter of 2016

▪	Reported a net loss of $1.7 million, or $0.05 per common share, for the third quarter of 2016, a change of 17% compared to the third quarter of 2015

▪	Increased net operating income (as defined in this release) by 6% to $17.5 million for the third quarter of 2016, compared to the third quarter of 2015

▪	Achieved Same-Home net operating income (as defined in this release) increase of 8% year-over-year to $12.0 million for the third quarter of 2016

▪	Reported core funds from operations (as defined in this release) of $0.19 per share, an increase of 12% compared to the third quarter of 2015

▪
Acquired a portfolio of 322 homes for an aggregate purchase price of $41.5 million on October 1, 2016. This was partially financed with the proceeds from the sale of 66 non-core homes during the quarter.

▪	Entered into interest rate swap transactions to effectively fix the interest rate on $296 million of the Company’s floating rate debt at 2.8% over the next three years

“In the third quarter we had solid top-line growth and continued momentum across key portfolio metrics including an occupancy rate of 97%. This combined with some operational improvements contributed to an 8% year-over-year increase in Same-Home net operating income,” said Thomas W. Brock, Silver Bay’s Chief Executive Officer. “Our strategy to optimize our portfolio is proceeding as planned. We have virtually exited Southern California at full market value prices for those properties, and are continuing to see opportunities to re-allocate capital in assets that have favorable yields in our core markets. At this point in time, we believe this is the best use of capital to generate strong cash flow and returns to our shareholders.”

Financial Results

Silver Bay reported total revenue of $31.6 million for the third quarter of 2016, a 3% increase compared to total revenue of $30.6 million for the third quarter of 2015, notwithstanding a decrease of 237 properties in the aggregate portfolio. This increase was primarily due to increases in the Company's rental rates and occupancy rate. The Company owned 8,837 properties as of September 30, 2016, compared to 9,074 properties as of September 30, 2015. Net loss attributable to common stockholders for the third quarter of 2016 was $1.6 million, or $0.05 per common share, compared to net loss attributable to common stockholders for the third quarter of 2015 of $1.4 million, or $0.04 per common share.

The Company reported net operating income ("NOI") of $17.5 million for the third quarter of 2016, a 6% increase compared to NOI of $16.5 million for the third quarter of 2015. Same-Home NOI increased to $12.0 million for the third quarter of 2016, an 8% increase compared to Same-Home NOI of $11.1 million for the third quarter of 2015. Core funds from operations (“Core FFO”) for the third quarter of 2016 was $7.1 million, or $0.19 per share, a 12% increase on a per share basis compared to Core FFO for the third quarter of 2015 of $6.4 million, or $0.17 per share. NOI, Same-Home NOI and Core FFO are non-GAAP financial measures. Reconciliations of net loss to NOI, Same-Home NOI and Core FFO are included in the unaudited supplemental financial and operating data accompanying this press release.

Portfolio, Financial and Operating Metrics Summary

The following table provides a summary of Silver Bay’s portfolio, financial and operating metrics for the third quarter of 2016 and 2015, respectively:

PORTFOLIO, FINANCIAL AND OPERATING SUMMARY (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AND PER HOME)
	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
	(Unaudited)	(Unaudited)
Net loss	$(1,665)	$(1,427)
Net loss attributable to common stockholders	$(1,592)	$(1,368)
Net loss per share attributable to common shares	$(0.05)	$(0.04)
Core FFO per share (1)	$0.19	$0.17
NOI (1)	$17,548	$16,497
Core NOI Margin (1)	56.1%	54.7%
Same-Home NOI (1)	$11,986	$11,091
Same-Home Core NOI Margin (1)	55.2%	54.0%

	As of September 30, 2016	As of September 30, 2015
Single-family properties owned:
Aggregate portfolio	8,837	9,074
Same-Home portfolio	5,876	5,876
Occupancy rate:
Aggregate portfolio	96.8%	94.9%
Same-Home portfolio	97.0%	95.6%
Average monthly rent:
Aggregate portfolio	$1,202	$1,159
Same-Home portfolio	$1,262	$1,214

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
Average change in rent for re-leases:
Aggregate portfolio	9.1%	5.5%
Same-Home portfolio	8.9%	5.3%
Average change in rent for renewals:
Aggregate portfolio	3.6%	3.7%
Same-Home portfolio	3.4%	3.7%
Trailing twelve month turnover	29.5%	27.6%
Retention rate	79.0%	77.5%

(1)
NOI, Core NOI Margin, Same-Home NOI, Same-Home Core NOI Margin and Core FFO per share reconciliations are included in the definitions and reconciliations of financial and operating measures in the unaudited supplemental financial and operating data section of this release.

Aggregate Metrics

Silver Bay reported an aggregate occupancy rate of 96.8% as of September 30, 2016, an increase from 94.9% in the third quarter of 2015. A summary of Silver Bay’s occupancy rates by market is included in the unaudited supplemental financial and operating data accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,202 as of September 30, 2016, compared to an average monthly rent of $1,159 as of September 30, 2015. The Company experienced re-lease rate increases of 9.1% and renewal rate increases of 3.6% during the third quarter of 2016.

Silver Bay's trailing twelve-month turnover increased 190 basis points to 29.5% as of September 30, 2016 from 27.6% as of September 30, 2015 and its retention rate increased 150 basis points to 79.0% during the third quarter of 2016 from 77.5% in the third quarter of 2015.

Same-Home Metrics

Same-Home NOI grew 8%, or $0.9 million, to $12.0 million, and Same-Home Core NOI margin improved 120 basis points to 55.2% in the third quarter of 2016 compared to the same period a year ago. This increase was primarily due to revenue growth resulting from higher occupancy and rental rates partially offset by a slight increase in Same-Home property operating expenses. Same-Home average monthly rent increased 4.0% to $1,262 as of September 30, 2016, compared to an average monthly rent of $1,214 as of September 30, 2015.

Same-Home occupancy increased by 140 basis points to 97.0% as of September 30, 2016 compared to a year ago. Additional detail on the Company's Same-Home portfolio is included in the unaudited supplemental financial and operating data accompanying this press release.

Investment Activity

During the third quarter of 2016, the Company acquired 14 single-family homes with an aggregate purchase price of $1.6 million. In addition, on October 1, 2016, the Company acquired a portfolio of 322 properties for an aggregate purchase price of $41.5 million.

During the third quarter of 2016, the Company sold 66 single-family homes for total gross proceeds of $11.3 million. Net gain from these sales totaled $2.4 million.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.13 per share of common stock for the quarter ended September 30, 2016. The dividend was paid October 14, 2016 to common stockholders of record at the close of business on October 3, 2016.

Liquidity and Capital Resources

The Company's liquidity and capital resources as of September 30, 2016 consisted of cash of $37.3 million, escrow deposits of$65.6 million, which consists of cash held in reserve at financial institutions as required by its debt agreements of $23.9 million and earnest money deposits for property purchases of $39.7 million, and $35.9 million in additional borrowing capacity under its revolving credit facility.

During the third quarter of 2016, the Company entered into interest rate swap transactions to effectively fix the interest rate on $296.0 million of variable rate debt under the securitization loan for three years. The swap transactions are structured with a fixed rate that steps up over the three-year term locking in the forward LIBOR curve at the time of execution. This structure resulted in an average effective rate of 2.8% over the three-year term. The swaps qualify for hedge accounting and the Company designated as cash flow hedges. As such, the Company de-designated the three existing interest rate cap agreements associated with the securitization loan.

Conference Call

Silver Bay will host a conference call on November 3, 2016 at 10:00 a.m. EDT to discuss third quarter 2016 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 1:00 p.m. EDT on November 3, 2016 through 9:00 a.m. EDT on December 3, 2016. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10095108. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

About Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Notice Regarding Non-GAAP Financial Measures

In addition to the Company's net loss which is presented in accordance with GAAP, the Company also presents certain supplemental non-GAAP performance measures. These measures are not to be considered more relevant or accurate than the performance measures presented in accordance with GAAP. In compliance with applicable rules of the Securities and Exchange Commission ("SEC"), the Company's non-GAAP measures are reconciled to net loss, the most directly comparable GAAP performance measure, as further set forth in the definitions and reconciliations of financial and operating measures included in the unaudited supplemental financial and operating data. As with other non-GAAP performance measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP performance measures. NOI, Core NOI Margin, FFO and Core FFO are non-GAAP financial measures the Company believes, when considered with the financial statements determined in accordance with GAAP, are helpful to investors in understanding its performance as a REIT.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, readers can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Readers can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include statements about: Silver Bay's projected financial and operating results; Silver Bay's ability to lease and operate acquired properties and to improve its operating performance, including Silver Bay's abilities and projections related to turnover rates and time frames, operating costs, rent increases, and occupancy rates; intentions related to asset sales, including pricing, volume and identity of such assets; Silver Bay's intentions related to its capital allocation strategy, including through the use of share repurchases and acquisitions; expectations of portfolio size; the impact of seasonality on Silver Bay’s results; estimates relating to Silver Bay’s ability to make distributions to its stockholders in the future; market trends in Silver Bay’s industry, such homeownership rates and the impact of such trends on its operations; future real estate values and prices; and the general economy and its impact on Silver Bay’s results.

The forward-looking statements contained in this press release and related conference call reflect Silver Bay’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Silver Bay’s actual results to differ significantly from those expressed or implied in any forward-looking statement. Silver Bay is not able to predict all of the factors that may affect future results. Readers should not rely on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national, international, regional or local economic, business, competitive, market and regulatory conditions and the following: those factors described in the discussion on risk factors in Part I, Item 1A, "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 3 "Quantitative and Qualitative Disclosures about Market Risk" in the Company's Quarterly Report on Form 10-Q and other risks and uncertainties detailed in Silver Bay’s other reports and filings with the Securities and Exchange Commission ("SEC"); defaults on, early terminations of or non-renewal of leases by residents; resident turnover or turnover costs; Silver Bay’s ability to maintain occupancy levels and leasing traffic or to attract and retain qualified residents in light of increased competition in the leasing market for quality residents, the relatively short duration of leases, inadequate marketing, reputational damage or other reasons; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control for reasons including damage to properties due to storms, other natural causes or residents and other reasons; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations; Silver Bay’s ability to dispose of assets at attractive pricing levels; the amount of capital available for share repurchases and other purposes; Silver

Bay’s ability to implement and manage its service technician initiatives or the impact of such initiatives to reduce maintenance, turnover and other expenses as predicted; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s dependence on key personnel to carry its business and investment strategies and its ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of third-party vendors and service providers, including third party management professionals, maintenance providers, leasing agents, and property managers; and Silver Bay’s ability to remain qualified as a REIT.

The forward-looking statements in this press release and related conference call represent Silver Bay’s views as of the date of this press release. Subsequent events and developments could cause these views to change. However, while Silver Bay may elect to update these forward-looking statements at some point in the future, Silver Bay has no current intention of doing so except to the extent required by applicable laws. Readers should, therefore, not rely on these forward-looking statements as representing Silver Bay’s views as of any date subsequent to the date of this press release. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's website at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Contact
Griffin Wetmore, Executive Vice President of Finance, Silver Bay Realty Trust Corp., investors@silverbaymgmt.com, (952) 358-4400.

UNAUDITED SUPPLEMENTAL FINANCIAL AND OPERATING DATA
THIRD QUARTER 2016

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	September 30, 2016 (Unaudited)	December 31, 2015
Assets
Investments in real estate:
Land and land improvements	$213,978	$220,110
Building and improvements	975,967	989,574
	1,189,945	1,209,684
Accumulated depreciation	(99,386)	(74,907)
Investments in real estate, net	1,090,559	1,134,777
Assets held for sale	18,473	11,184
Cash	37,320	29,028
Escrow deposits	65,590	15,472
Resident security deposits	12,784	12,521
Other assets	8,197	13,298
Total assets	$1,232,923	$1,216,280

Liabilities and Equity
Liabilities:
Revolving credit facility	$364,130	$326,472
Securitization loan, net	296,754	295,741
Accounts payable and accrued expenses	24,687	16,752
Resident prepaid rent and security deposits	14,561	14,462
Total liabilities	700,132	653,427
10% cumulative redeemable preferred stock at liquidation value, $0.01 par; 50,000,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $0.01 par; 450,000,000 shares authorized; 35,380,133 and 36,063,187, respectively, shares issued and outstanding	352	359
Additional paid-in capital	643,011	651,987
Accumulated other comprehensive loss	(1,646)	(1,613)
Cumulative deficit	(141,477)	(121,620)
Total stockholders’ equity	500,240	529,113
Noncontrolling interests - Operating Partnership	31,551	32,740
Total equity	531,791	561,853
Total liabilities and equity	$1,232,923	$1,216,280

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Rental income	$30,750	$29,919	$91,895	$81,184
Other income	811	698	2,290	1,869
Total revenue	31,561	30,617	94,185	83,053
Expenses:
Property operating and maintenance	6,262	6,529	17,875	16,479
Real estate taxes	4,563	3,918	13,493	11,864
Homeowners’ association fees	410	512	1,258	1,465
Property management	2,778	3,167	8,291	8,262
Depreciation and amortization	9,243	9,068	27,938	25,074
Portfolio acquisition expense	123	66	123	2,046
General and administrative	3,514	3,925	11,104	11,924
Share-based compensation	661	718	2,009	1,895
Severance and other	310	—	1,977	—
Interest expense	6,589	5,959	19,093	15,307
Total expenses	34,453	33,862	103,161	94,316
Loss before other income, income taxes and non-controlling interests	(2,892)	(3,245)	(8,976)	(11,263)
Other income:
Net gain on disposition of real estate	2,417	2,089	6,158	2,320
Adjustments for derivative instruments, net	(120)	—	(120)	—
Other expense	(646)	(223)	(1,436)	(64)
Total other income	1,651	1,866	4,602	2,256
Loss before income taxes and non-controlling interests	(1,241)	(1,379)	(4,374)	(9,007)
Income tax expense, net	(424)	(48)	(1,102)	(147)
Net loss	(1,665)	(1,427)	(5,476)	(9,154)
Net loss attributable to noncontrolling interests - Operating Partnership	98	84	321	531
Net loss attributable to controlling interests	(1,567)	(1,343)	(5,155)	(8,623)
Preferred stock distributions	(25)	(25)	(75)	(75)
Net loss attributable to common stockholders	$(1,592)	$(1,368)	$(5,230)	$(8,698)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.05)	$(0.04)	$(0.15)	$(0.24)
Weighted average common shares outstanding	35,385,138	36,071,146	35,617,262	36,257,449

Comprehensive Loss:
Net loss	$(1,665)	$(1,427)	$(5,476)	$(9,154)
Other comprehensive loss:
Net change in fair value of cash flow hedges	357	(1,014)	(281)	(1,503)
Losses reclassified into earnings from other comprehensive income (loss)	167	—	248	—
Other comprehensive income (loss)	524	(1,014)	(33)	(1,503)
Comprehensive loss	(1,141)	(2,441)	(5,509)	(10,657)
Comprehensive loss attributable to noncontrolling interests- Operating Partnership	68	84	327	531
Comprehensive loss attributable to controlling interests	$(1,073)	$(2,357)	$(5,182)	$(10,126)

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Common Stock
	Shares	Par Value Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Cumulative Deficit	Total Stockholders’ Equity	Noncontrolling Interests - Operating Partnership	Total Equity
Balance at January 1, 2016	36,063,187	$359	$651,987	$(1,613)	$(121,620)	$529,113	$32,740	$561,853
Non-cash equity awards, net	132,089	1	1,939	—	—	1,940	—	1,940
Repurchase and retirement of common stock	(815,143)	(8)	(11,783)	—	—	(11,791)	—	(11,791)
Dividends declared	—	—	—	—	(14,702)	(14,702)	—	(14,702)
Net loss	—	—	—	—	(5,155)	(5,155)	(321)	(5,476)
Net change in fair value of cash flow hedges	—	—	—	(281)	—	(281)	—	(281)
Losses reclassified into earnings from other comprehensive loss	—	—	—	248	—	248	—	248
Adjustment to noncontrolling interests - Operating Partnership	—	—	868	—	—	868	(868)	—
Balance at September 30, 2016	35,380,133	$352	$643,011	$(1,646)	$(141,477)	$500,240	$31,551	$531,791

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(5,476)	$(9,154)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,938	25,074
Non-cash share-based compensation	1,940	1,826
Losses reclassified into earnings from other comprehensive loss	248	—
Amortization and write-off of deferred financing costs	3,456	3,341
Amortization of discount on securitization loan	225	225
Net gain on disposition of real estate	(6,158)	(2,320)
Other	1,633	1,129
Net change in assets and liabilities:
Increase in escrow cash for operating activities and debt reserves	(8,675)	(3,776)
Decrease (increase) in other assets	193	(3,733)
Increase in accounts payable, accrued expenses, and prepaid rent	8,911	10,459
Net cash provided by operating activities	24,235	23,071
Cash Flows From Investing Activities:
Purchase of investments in real estate	(1,632)	(272,679)
Capital improvements of investments in real estate	(11,596)	(20,698)
(Increase) decrease in escrow cash for investing activities	(39,667)	959
Proceeds from disposition of real estate	28,711	21,063
Other	—	(43)
Net cash used in investing activities	(24,184)	(271,398)
Cash Flows From Financing Activities:
Payments on securitization loan	(910)	(6,866)
Proceeds from revolving credit facility	47,819	281,963
Payments on revolving credit facility	(10,161)	(4,805)
Deferred financing costs paid	(122)	(5,783)
Purchase of interest rate cap agreements	(30)	(2,250)
Change in interest rate swap collateral	(1,776)	—
Repurchase and retirement of common stock	(11,791)	(12,326)
Dividends paid	(14,788)	(10,434)
Net cash provided by financing activities	8,241	239,499
Net change in cash	8,292	(8,828)
Cash at beginning of period	29,028	49,854
Cash at end of period	$37,320	$41,026

Supplemental disclosure of cash flow information:
Decrease in fair value of cash flow hedges	$281	$1,503
Noncash investing and financing activities:
Common stock and unit dividends declared, but not paid	$4,869	$4,572
Capital improvements in accounts payable	$307	$1,058

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF SEPTEMBER 30, 2016

Market	Number of Properties	Aggregate Investment in Real Estate (in thousands)	Average Investment in Real Estate Per Property	Average Age (in years)(1)	Average Square Footage
Atlanta	2,694	$319,222	$118,494	21.9	1,804
Phoenix	1,424	203,778	143,103	27.2	1,636
Tampa	1,111	160,614	144,567	27.6	1,625
Charlotte (2)	689	85,966	124,769	15.6	1,644
Dallas	504	68,006	134,933	24.0	1,617
Orlando	491	66,368	135,169	28.4	1,501
Jacksonville	451	59,649	132,259	27.4	1,536
Northern CA (3)	382	73,202	191,628	47.4	1,399
Southeast FL (4)	308	60,785	197,354	45.0	1,470
Las Vegas	290	41,373	142,666	19.7	1,717
Columbus	284	33,329	117,356	38.7	1,414
Tucson	209	17,653	84,464	43.0	1,330
Totals	8,837	$1,189,945	$134,655	26.6	1,645

(1)
As of September 30, 2016, approximately 4% of the Company's properties were less than 10 years old, 38% were between 10 and 20 years old, 19% were between 20 and 30 years old, 19% were between 30 and 40 years old, 10% were between 40 and 50 years old, and 10% were more than 50 years old. Average age is an annual calculation.

(2)	Charlotte market includes properties in South Carolina due to their proximity to Charlotte, North Carolina.

(3)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(4)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND OPERATING RESULTS OF AGGREGATE PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the Company's aggregate portfolio financial results for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenue	$31,561	$30,617	$94,185	$83,053
Property operating expenses:
Property operating and maintenance	6,262	6,529	17,875	16,479
Real estate taxes	4,563	3,918	13,493	11,864
Homeowners’ association fees	410	512	1,258	1,465
Property management	2,778	3,167	8,291	8,262
Total property operating expenses	$14,013	$14,126	$40,917	$38,070
NOI	$17,548	$16,497	$53,268	$45,152
Core NOI Margin	56.1%	54.7%	57.0%	55.0%
Turnover	8.1%	8.2%	22.9%	21.0%
Stabilized capital expenditures	$1,791	$2,380	$5,978	$5,647
Stabilized capital expenditure per home	$203	$262	$676	$622

The following table summarizes the occupancy status of the Company's properties as of September 30, 2016:

Market	Number of Properties	Properties Occupied	Properties Vacant	Aggregate Portfolio Occupancy Rate	Average Monthly Rent
Atlanta	2,694	2,593	101	96.3%	$1,100
Phoenix	1,424	1,382	42	97.1%	1,133
Tampa	1,111	1,075	36	96.8%	1,338
Charlotte	689	663	26	96.2%	1,106
Dallas	504	487	17	96.6%	1,329
Orlando	491	480	11	97.8%	1,209
Jacksonville	451	439	12	97.3%	1,164
Northern CA	382	376	6	98.4%	1,704
Southeast FL	308	292	16	94.8%	1,673
Las Vegas	290	286	4	98.6%	1,223
Columbus	284	272	12	95.8%	1,086
Tucson	209	205	4	98.1%	854
Totals	8,837	8,550	287	96.8%	$1,202

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND OPERATING RESULTS OF SAME-HOME PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the Company's Same-Home portfolio financial results of 5,876 properties for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Same-Home total revenue	$21,931	$20,809	$65,050	$61,660
Same-Home property operating expenses:
Property operating and maintenance	4,546	4,687	12,828	12,475
Real estate taxes	3,191	2,518	9,406	8,618
Homeowners' association fees	311	399	975	1,210
Property management	1,897	2,114	5,666	6,092
Same-Home property operating expenses	9,945	9,718	28,875	28,395
Same-Home NOI	$11,986	$11,091	$36,175	$33,265
Same-Home Core NOI Margin	55.2%	54.0%	56.1%	54.6%

The following table summarizes the Company's Same-Home portfolio financial results, by quarter, for the trailing five quarters ended September 30, 2016:

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Same-Home total revenue	$21,931	$21,758	$21,361	$20,873	$20,809
Same-Home property operating expenses:
Property operating and maintenance	4,546	4,047	4,235	4,202	4,687
Real estate taxes	3,191	3,120	3,095	2,812	2,518
Homeowners' association fees	311	328	336	353	399
Property management	1,897	1,887	1,882	1,898	2,114
Same-Home property operating expenses	9,945	9,382	9,548	9,265	9,718
Same-Home NOI	$11,986	$12,376	$11,813	$11,608	$11,091
Same-Home Core NOI Margin	55.2%	57.2%	55.8%	56.4%	54.0%
Same-Home turnover	8.2%	7.5%	6.4%	7.2%	8.7%
Days from move-out to move-in	34	38	53	55	48
Same-Home capital expenditures	$1,347	$1,646	$1,428	$1,824	$1,576
Same-Home capital expenditures per home	$229	$280	$243	$310	$268

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND OPERATING RESULTS OF SAME-HOME PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the occupancy status of the Company's Same-Home portfolio as of September 30, 2016 and 2015:

		Aggregate Occupancy Rate		Average Monthly Rent
	Number of Same-Home Properties	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	% Change
Atlanta	1,052	96.9%	94.1%	$1,230	$1,184	3.9%
Phoenix	1,424	97.1%	96.8%	1,133	1,095	3.5%
Tampa	922	96.9%	92.8%	1,367	1,317	3.8%
Charlotte	143	93.7%	93.7%	1,242	1,184	4.9%
Dallas	378	96.3%	93.9%	1,337	1,297	3.1%
Orlando	282	98.6%	98.9%	1,313	1,256	4.5%
Jacksonville	301	97.3%	98.7%	1,145	1,113	2.9%
Northern CA	382	98.4%	99.2%	1,704	1,574	8.3%
Southeast FL	209	93.8%	91.4%	1,715	1,669	2.8%
Las Vegas	290	98.6%	97.9%	1,223	1,181	3.6%
Columbus	284	95.8%	96.1%	1,086	1,066	1.9%
Tucson	209	98.1%	96.2%	854	842	1.4%
Totals	5,876	97.0%	95.6%	$1,262	$1,214	4.0%

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF FINANCIAL AND OPERATING MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Aggregate Investment in Real Estate. Aggregate investment in real estate includes all capitalized costs, determined in accordance with GAAP, incurred through September 30, 2016 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate investment in real estate includes $20.2 million in capital improvements, incurred from the Company's formation through September 30, 2016, made to properties that had been previously renovated, but does not include accumulated depreciation.

Average Monthly Rent. Average monthly rent is calculated as the average of the contracted monthly rent for occupied properties for an identified population as of period end and reflects rent concessions amortized over the life of the related lease.

Core Net Operating Income Margin ("Core NOI Margin"). During the second quarter of 2016, the Company introduced Core NOI Margin to conform with industry practice. Previously, the Company reported NOI margin. Core NOI Margin is calculated by dividing net operating income by core revenue, which eliminates the impact of bad debt expense from both total revenue and property operating expenses.

Core Revenue. Core revenue is calculated by subtracting bad debt expense from total revenue.

Days from Move-Out to Move-In. Days from move-out to move-in represents the number of days from past resident move out date until a new resident moves into the same property.

Funds From Operations and Core Funds From Operations. Funds from operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core funds from operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, share-based compensation, severance and other, adjustments for derivative instruments, net, income tax expense on the disposition of real estate, and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs incurred in connection with real estate operations which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of the Company's net loss as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three and nine months ended September 30, 2016 and 2015. Also presented is information regarding the computation of FFO per share and Core FFO per share (amounts in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(1,665)	$(1,427)	$(5,476)	$(9,154)
Depreciation and amortization	9,243	9,068	27,938	25,074
Net gain on disposition of real estate	(2,417)	(2,089)	(6,158)	(2,320)
Other expense (income)	255	14	504	(239)
Funds from operations	5,416	5,566	16,808	13,361
Adjustments:
Portfolio acquisition expense (1)	123	66	123	2,046
Share-based compensation	661	718	2,009	1,895
Severance and other	310	—	1,977	—
Market ready costs prior to initial lease and other	—	6	—	169
Write-off of deferred financing fees	—	—	—	31
Adjustments for derivative instruments, net	120	—	120	—
Amortization of discount on securitization loan	75	75	225	225
Income tax expense on disposition of real estate	333	—	815	—
Other expense (2)	26	1	26	114
Core funds from operations	$7,064	$6,432	$22,103	$17,841

FFO	$5,416	$5,566	$16,808	$13,361
Preferred stock distributions	(25)	(25)	(75)	(75)
FFO available to common shares and units	$5,391	$5,541	$16,733	$13,286

Core FFO	$7,064	$6,432	$22,103	$17,841
Preferred stock distributions	(25)	(25)	(75)	(75)
Core FFO available to common shares and units	$7,039	$6,407	$22,028	$17,766

Weighted average common shares and units outstanding (3)(4)	37,870,450	38,302,657	37,937,260	38,488,960
FFO per share	$0.14	$0.14	$0.44	$0.35
Core FFO per share	$0.19	$0.17	$0.58	$0.46

(1)
Portfolio acquisition expense represents transaction costs incurred when acquiring properties that meet the definition of a business under the guidance codified in Codification Topic, Business Combinations ("ASC 805"), which must be expensed when incurred rather than capitalized into the basis of each property.

(2)	Non-comparable costs from prior periods.

(3)	Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.

(4)	Includes the effect of dilutive securities attributable to certain stock based awards meeting market conditions during the three and nine months ended September 30, 2016.

FFO per share and Core FFO per share. FFO and Core FFO shares represents FFO and Core FFO divided by the weighted average of common shares and common units in the Operating Partnership for the periods presented and the effect of dilutive securities attributable to certain performance-based stock awards during periods when the performance conditions required under such performance awards are on pace to be achieved.

Generally Accepted Accounting Principles ("GAAP"). GAAP is defined in accordance with accounting principles generally accepted in the United States.

Net Operating Income and Same-Home Net Operating Income. The Company defines net operating income ("NOI") as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, and property management expenses. NOI excludes depreciation and amortization, portfolio acquisition expense, general and administrative expenses, share-based compensation, severance and other, interest expense, net gain on disposition of real estate, adjustments for derivative instruments, net, income tax expense, net and other non-comparable items as applicable. The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of its real estate operations without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.

The Company believes Same-Home NOI is a useful measure of performance because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio.

The following is a reconciliation of NOI and Same-Home NOI to net loss as determined in accordance with GAAP for the nine months ended September 30, 2016 and 2015 (amounts in thousands):

	Nine Months Ended September 30,
	2016	2015
Net loss	$(5,476)	$(9,154)
Depreciation and amortization	27,938	25,074
Portfolio acquisition expense	123	2,046
General and administrative	11,104	11,924
Share-based compensation	2,009	1,895
Severance and other	1,977	—
Interest expense	19,093	15,307
Net gain on disposition of real estate	(6,158)	(2,320)
Adjustments for derivative instruments, net	120	—
Other expense	1,436	64
Income tax expense, net	1,102	147
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	—	169
NOI	53,268	45,152
Less non-Same-Home
Total revenue	(29,135)	(21,393)
Property operating expenses	12,042	9,506
Same-Home NOI	$36,175	$33,265

Calculation of aggregate Core NOI Margin
Total revenue	$94,185	$83,053
Less bad debt expense	(674)	(1,021)
Core Revenue	93,511	82,032
Core NOI Margin	57.0%	55.0%

Calculation of Same-Home Core NOI Margin
Same-Home total revenue	$65,050	$61,660
Less Same-Home bad debt expense	(557)	(713)
Same-Home Core Revenue	$64,493	$60,947
Same-Home Core NOI Margin	56.1%	54.6%

The following is a reconciliation of NOI and Same-Home NOI to net loss as determined in accordance with GAAP, by quarter, for the trailing five quarters ended September 30, 2016 (amounts in thousands):

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net loss	$(1,665)	$(222)	$(3,589)	$(798)	$(1,427)
Depreciation and amortization	9,243	9,329	9,366	10,115	9,068
Portfolio acquisition expense	123	—	—	18	66
General and administrative	3,514	3,737	3,853	3,991	3,925
Share-based compensation	661	776	572	718	718
Severance and other	310	—	1,667	—	—
Interest expense	6,589	6,292	6,212	5,968	5,959
Net gain on disposition of real estate	(2,417)	(2,456)	(1,285)	(1,724)	(2,089)
Adjustments for derivative instruments, net	120	—	—	51	—
Other expense	646	460	330	319	223
Income tax expense (benefit), net	424	211	467	(905)	48
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	—	—	—	—	6
NOI	17,548	18,127	17,593	17,753	16,497
Less non-Same-Home
Total revenue	(9,630)	(9,730)	(9,775)	(9,768)	(9,808)
Property operating expenses	4,068	3,979	3,995	3,623	4,402
Same-Home NOI	$11,986	$12,376	$11,813	$11,608	$11,091

Calculation of aggregate Core NOI Margin
Total revenue	$31,561	$31,488	$31,136	$30,641	$30,617
Less bad debt expense	(269)	(132)	(273)	(405)	(450)
Core Revenue	$31,292	$31,356	$30,863	$30,236	$30,167
Core NOI Margin	56.1%	57.8%	57.0%	58.7%	54.7%

Calculation of Same-Home Core NOI Margin
Same-Home total revenue	$21,931	$21,758	$21,361	$20,873	$20,809
Less Same-Home bad debt expense	(235)	(118)	(204)	(285)	(265)
Same-Home Core Revenue	$21,696	$21,640	$21,157	$20,588	$20,544
Same-Home Core NOI Margin	55.2%	57.2%	55.8%	56.4%	54.0%

Neither NOI nor Same-Home NOI should be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of its performance or as measures of liquidity. Although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the basis for computing these non-GAAP measures is comparable with that of other REITs.

Occupancy. Occupancy is defined as the number of occupied properties for an identified population as of the last day of the period divided by the comparative property set.

Retention Rate. Retention rate refers to the number of residents we retain from an identified group of properties with lease expirations (including month-to-month leases) in a specified period. Retention rate is calculated by dividing the number of residents in such an identified pool that remain in our properties by the total number of properties in such pool.

Same-Home Properties. The Company defines Same-Home properties as those properties (1) that it had stabilized and for which it had completed the initial renovation as of January 1, 2015 and (2) that it held in operations throughout the full periods presented in both 2015 and 2016. Same-Home properties exclude properties classified as held for sale and properties taken out of service as a result of a casualty loss.

Stabilized Property. The Company considers a property stabilized at the earlier of (1) its first authorized occupancy or (2) 90 days after the renovations for such property are complete, regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties require a future initial renovation to meet the Company's standards and may have existing residents who would not otherwise meet the resident screening requirements.

Total Properties. Total properties exclude properties reflected as assets held for sale on the Company's condensed consolidated balance sheets and any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate. Turnover rate is defined as the number of instances that properties in an identified pool become un-occupied over a specific period of time, divided by the number of properties in stabilized status in such identified population.